UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2011

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20-8884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 423 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 1.03, which is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On March 28, 2011, Harry & David Holdings, Inc. (the “Company”) and its subsidiaries Harry and David, Harry & David Operations, Inc. and Bear Creek Orchards, Inc. (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On March 28, 2011, the Company issued a press release announcing the foregoing. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 27, 2011, the Debtors entered into a support agreement (the “Support Agreement”) with holders of an aggregate of approximately $160 million in principal amount of the outstanding Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David (together, the “Notes”) which sets forth the terms and conditions of a restructuring of the Debtors’ pre-petition obligations that would be consummated through a chapter 11 plan of reorganization (the “Plan”).

Pursuant to the restructuring:

•	Shares of the Company’s existing common stock would be cancelled without the payment of any distribution.

•	Shares of new common stock of the reorganized Company would be issued as follows:

•

Each holder of the Notes, approximately $198.4 million of which is currently outstanding (excluding accrued and unpaid interest), would receive its pro rata share (together with Unsecured Creditors (defined below)) of approximately 16.7% of the shares of new common stock of the reorganized Company outstanding as of the effective date of the Plan plus subscription rights to acquire additional shares in certain circumstances as described below.

•

Each holder of an allowed general unsecured claim (other than holders of the Notes) against the Debtors (collectively, “Unsecured Creditors”) would receive, at the option of the Unsecured Creditor, any one of the following: (1) its pro rata share (together with holders of the Notes) of approximately 16.7% of the shares of new common stock of the reorganized Company outstanding as of the effective date of the Plan (such amount for all Unsecured Creditors, the “GUC Shares”) plus subscription rights to acquire additional shares in certain circumstances as described below or (2) cash in an amount equal to 75% of the plan value of its pro rata portion of the GUC Shares (subject to the availability of cash of the reorganized Company on the effective date of the Plan) or (3) one or more unsecured promissory notes issued by the reorganized Company in an aggregate principal amount equal to the value of the GUC Shares that the Unsecured Creditor would have otherwise been entitled to receive had it elected to receive equity pursuant to clause (1) which (a) bear interest at the annual rate of 6%, payable semi-annually in cash, (b) mature in seven years from the effective date of the Plan, (c) contain no covenants, (d) are redeemable by the reorganized Company at its option at any time without penalty or premium, and (e) contain such other terms or conditions as are satisfactory to the Company and specified holders of Notes party to the Support Agreement.

•

The reorganized Company would issue up to 73.3% of the shares of its new common stock outstanding as of the effective date of the Plan pursuant to the exercise of subscription rights granted to eligible Noteholders and eligible unsecured creditors, and would raise $55.0 million through the exercise of subscription rights or pursuant to a backstop commitment provided by certain Noteholders (the “Backstop Providers”) who are party to the Backstop Stock Purchase Agreement, dated as of March 27, 2011 (the “Backstop Agreement”), entered into among the Debtors and the Backstop Providers. The Backstop Agreement provides for the purchase by the Backstop Providers of the shares of new common stock of the reorganized Company not purchased pursuant to the exercise of subscription rights, on the terms and subject to the conditions set forth therein.

•

The Backstop Providers would receive an aggregate of 5.0% of the reorganized Company’s new common stock outstanding as of the effective date of the Plan as consideration for their the performance of their obligations under the Backstop Agreement.

•

Each Backstop Provider would have the option to deliver amounts required to be paid pursuant to its backstop commitment by either paying cash or agreeing to exchange a principal amount of the DIP Notes Facility (defined below) held by such Backstop Provider.

•

Up to 10% of the shares of the reorganized Company’s new common stock (after giving effect to the issuances of shares described above) would be reserved for issuance to management in connection with a management incentive plan.

The foregoing descriptions of the Support Agreement and Backstop Agreement are qualified in their entirety by reference to the full text of those documents, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

On March 25, 2011, the Debtors entered into separate commitment letters providing for (i) a $100 million senior asset based credit facility for debtor-in-possession financing (the “DIP ABL Facility”) to be provided by UBS AG, Stamford Branch, Ally Commercial Finance LLC and UBS Loan Finance LLC and with UBS AG, Stamford Branch acting as the administrative agent and (ii) a $55 million junior term note facility (the “DIP Notes Facility” and, together with the DIP ABL Facility, the “DIP Facilities”) to be provided by certain Noteholders. The Debtors’ entry into the DIP Facilities is subject to approval of the Bankruptcy Court. Borrowings under the DIP Facilities would be secured by all present and after-acquired property of the Debtors. Borrowings under the DIP ABL Facility would accrue interest on the outstanding principal balance at a rate per annum equal to, at the Debtors’ option, LIBOR plus 3.75% or a specified base rate plus 2.75%. The DIP ABL Facility would also have a 1.0% unused line fee. Borrowings under the DIP Notes Facility would accrue interest on the outstanding principal balance at a rate per annum equal to, at the Debtors’ option, LIBOR plus 11.5% (with a LIBOR floor of 1.5%) or a specified base rate plus 9.25% (with a base rate floor of 3.75%). The stated maturity for the DIP Facilities would be one year from the closing date. The borrowers would be subject to certain affirmative covenants, as well as negative covenants.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing caused an event of default under the Indenture, dated as of February 25, 2005 (the “Indenture”), among Harry and David, each of the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, governing the Notes. Under the terms of the Indenture, the entire principal amount of Notes became due and payable immediately upon the Bankruptcy Filing. The ability of the Noteholders to seek remedies and enforce their rights under the Indenture has been stayed as a result of the Bankruptcy Filing, and the holders’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

See Item 1.03, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In connection with the Company’s discussions with its Noteholders, Harry and David entered into confidentiality agreements with certain Noteholders (the “Restricted Noteholders”) pursuant to which Harry and David agreed to publicly disclose certain information provided to the Restricted Noteholders pursuant to those discussions. The Company, on behalf of Harry and David, is hereby publicly disclosing through this Current Report on Form 8-K such information pursuant to the terms and conditions of those confidentiality agreements.

Attached hereto as Exhibit 99.2 are certain forecasts developed by management and disclosed to the Restricted Noteholders. The forecasts were provided to the Restricted Noteholders as part of the Company’s efforts to recapitalize and not expressly for inclusion in this Current Report on Form 8-K or any other public document. The forecasts do not purport to present the Company’s financial condition in accordance with applicable accounting principles. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the forecasts and, accordingly, have not expressed any opinion or any other form of assurance with respect to such information. The forecasts are subjective in many respects and are based on expectations, estimates, opinions and beliefs of the Company’s management with respect to its financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the forecasts will prove accurate or that the forecasts will be realized. Investors are cautioned that the forecasts were prepared as of a date prior to the date hereof using information available at that time and that estimates, assumptions and the results set forth in the forecasts would differ, perhaps materially, in certain respects if prepared with more current information. In addition, it is expected that there will be differences between actual and projected results, and the differences may be material. The disclosure of the forecasts should not be regarded as an indication that the Company or its affiliates or representatives consider the forecasts to be a prediction of future events upon which investors should rely, and they should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or is making any express or implied representation or warranty to any person regarding the ultimate performance of the Company compared to the forecasts. The Company and its affiliates and representatives undertake no obligation to publicly update this information to reflect circumstances existing after the date when the forecasts were made or to reflect the occurrence of subsequent or future events, even in the event that any or all of the estimates or assumptions underlying the forecasts are shown to be incorrect.

The foregoing information (including Exhibit 99.2 hereto) is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

*  *  *  *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements can be identified by the use of words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology.

Risk factors that may affect the Company’s results include, but are not limited to, those described under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, as well as the following: the ability of the Company to continue as a going concern; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; the effects of the Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; the length of time the Company may operate under the chapter 11 cases; risks associated with third-party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Bankruptcy Filing and other litigation; and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.

Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which such forward-looking statement was made. New risks and uncertainties arise from time to time, and the Company cannot predict these events or how they may affect the Company’s business, financial condition or operations. The Company undertakes no obligation to update or revise the forward-looking statements in this Current Report on Form 8-K after the date hereof, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Support Agreement, dated as of March 27, 2011, among Harry & David Holdings, Inc., Harry and David, Harry & David Operations, Inc., Bear Creek Orchards, Inc. and certain holders of the Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David

10.2	Backstop Stock Purchase Agreement, dated as of March 27, 2011, among Harry & David Holdings, Inc., Harry and David, Harry & David Operations, Inc., Bear Creek Orchards, Inc. and certain holders of the Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David

99.1	Press release published on March 28, 2011

99.2	Certain financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY & DAVID HOLDINGS, INC.

By:	/s/ Edward F. Dunlap

Name: Title:	Edward F. Dunlap Chief Financial Officer

Date: March 28, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Support Agreement, dated as of March 27, 2011, among Harry & David Holdings, Inc., Harry and David, Harry & David Operations, Inc., Bear Creek Orchards, Inc. and certain holders of the Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David

10.2	Backstop Stock Purchase Agreement, dated as of March 27, 2011, among Harry & David Holdings, Inc., Harry and David, Harry & David Operations, Inc., Bear Creek Orchards, Inc. and certain holders of the Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David

99.1	Press release published on March 28, 2011

99.2	Certain financial information